Exhibit 99.1

FTI CONSULTING

Moderator: Eric Boyrivan

06-11-08/8:00 a.m. CT

Confirmation # 8403876

FTI CONSULTING

Moderator: Eric Boyriven

June 11, 2008

8:00 a.m. CT

Operator: Good day everyone and welcome to the FTI Consulting conference call. As a reminder, today’s call is being recorded.

For opening remarks and introductions, I would like to turn the call over to Eric Boyrivan. Please go ahead, sir.

Eric Boyrivan: Good morning and welcome to the FTI Consulting conference call to discuss the company’s acquisition of Attenex Corporation and its strategic partnership with Endeca Technologies.

This conference call is being simultaneously webcast on the company’s web site, and a replay will be available on the site for 90 days. A supporting slide for this presentation can also be found on the webcast page.

Your hosts for today’s call are Jack Dunn, President and Chief Executive Officer; Dennis Shaughnessy, Chairman; David Remnitz, Leader of FTI’s Technology Segment; Jorge Celaya, Executive Vice President and Chief Financial Officer; and Dave Bannister, Executive Vice President and Chief Development Officer.

FTI CONSULTING

Moderator: Eric Boyrivan

06-11-08/8:00 a.m. CT

Confirmation # 8403876

Management will begin with formal remarks, after which they will take your questions.

Before we begin, I would like to remind everyone that this conference call will include forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve uncertainties and risks including statements relating to our future financial results.

The expected timing of the closing of the Attenex acquisition, expected benefits resulting from the acquisition and the strategic partnership with Endeca, future market acceptance and demand for products and services, the impact of the acquisition and the joint marketing arrangement on FTI’s financial results, and FTI’s marketing plans, strategy and integration plans are subject to uncertainties and may not meet FTI’s expectations.

Factors that could impact FTI’s operations results are described in the press releases distributed last night, as well as in FTI’s most recent annual report on Form 10-K, quarterly report on Form 10-Q and other filings with the Securities and Exchange Commission.

FTI is under no duty to update any of the forward-looking statements to conform such statements to actual results or events, and does not intend to do so.

Now I’ll – I’ll now turn the call over to Jack Dunn, President and CEO of FTI. Jack, please go ahead.

Jack Dunn: Thank you very much. Good morning and thank you for joining us today to discuss two very important developments for our company.

The first is our acquisition of Attenex Corporation, the cutting-edge leading brand eDiscovery software provider, and the second is our strategic partnership with Attenex Technologies, the hot information access software company.

FTI CONSULTING

Moderator: Eric Boyrivan

06-11-08/8:00 a.m. CT

Confirmation # 8403876

Each in its own right would be a coup and a dramatic step forward in our continuing efforts to differentiate and expand our capacity and position to serve the best clients in the world for their litigation, dispute, transaction and enterprise technology needs, and each in its own right would be a case to celebrate.

Taken together, however, they represent something even more. Taken together, they literally complete our goal of creating the largest company with the highest intellectual capital, the deepest bench, the widest critical mass, and the broadest global reach to deliver the most robust end-to-end solution in the dynamic fast-growing market for eDiscovery products and services.

We’re really excited about this, and with me on the call this morning are Dennis Shaughnessy, our Chairman, Dennis Shaughnessy; David Remnitz, the Leader of our Technology Segment; and David Bannister, our Head of Development, and I can’t think of three better people to be here to discuss these events and the stunning array that lies before our technology business. All three have extensive backgrounds in technology, investing in high growth companies, nurturing and growing them, taking them public and so forth.

Over the last few years, our technology business has grown from $5 million in revenue to well over $200 million with margins in excess of 30 percent.

To refresh your recollection, that business grew 87 percent in 2006, 39 percent in 2007, and 70 percent just last quarter.

Equally important, we have been involved in the forefront of this exciting new opportunity, and our clients and engagements are the case studies that define the industry. We literally are writing the book on the rules and the protocols for eDiscovery.

FTI CONSULTING

Moderator: Eric Boyrivan

06-11-08/8:00 a.m. CT

Confirmation # 8403876

I am pleased to introduce you to David Remnitz, a true visionary in this space, and a great leader and manager for FTI. David will discuss the eDiscovery marketplace and our strategy to continue to be the leading force in serving this exciting opportunity. He will then review how Attenex and Endeca really complete our end-to-end service offering, a service offering that is designed to continue our leadership in the litigation space, and more importantly position FTI as the go-to solution for the emerging corporate install market.

After David’s comments, we’ll be available for any of your questions. David?

David Remnitz: Thank you, Jack and good morning. Allow me to begin my discussion with an overview of the market dynamics driving our business and its growth, which will provide some context for the announcements made yesterday.

The opportunity to participate in commercial litigation, investigations and bankruptcy restructuring engagements involving large quantities of electronically stored information continues to prevail in spite of current economic conditions in the markets at large.

Market size has been estimated to be approximately $5.3 billion in the domestic electronic discovery space and litigation support markets by 2010, and $14.8 billion within the global markets for software as a service.

Demand for our services and products related to SEC investigations, anti-trust matters, class actions and product liability remains unabated, driving a recession-proof behavior to our business.

Amendments to the Federal Rules of Civil Procedure specifically related to eDiscovery continue to drive corporations and their advisors to be more proactive and cognizant of these issues and the potentially severe and costly penalties, both in monetary fines and reputational harm associated with the mishandling of ESI.

FTI CONSULTING

Moderator: Eric Boyrivan

06-11-08/8:00 a.m. CT

Confirmation # 8403876

As you know, FTI’s technology segment is widely recognized as a leading provider of software and services in the eDiscovery marketplace, both in on demand and on premise formats.

It is undergoing dynamic change as evolving litigation, industry-wide investigations, compliance obligations and global operations force organizations to manage increasingly diverse and remote information simultaneously in multiple time zones and global operating theaters.

We believe there will continue to be broadening opportunities for top tier participants like FTI with highly tuned and relevant products and services define technology paths and commitments.

Our business environment is further balanced in demand amongst customers and law firms and with corporations who, according to (George Socia) in his 2007 study of the eDiscovery industry, are increasing their spend by 20 percent and 30 percent, respectively, in 2008.

In building our business over the past five years, our global – our goal was to create a platform capable of providing the largest and most prestigious corporations, law firms and government agencies with a fully integrated suite of end-to-end eDiscovery advisory services, relying upon an inventory of aligned software products that could be deployed as an on-premise or on-demand solution.

Our theory held that two distinct domains of eDiscovery challenges existed for our clients, and we needed to be prepared to address both.

The first, which is known as unstructured information and historically the initial area to receive discovery attention related to corporate communications and being able to identify, acquire, filter

FTI CONSULTING

Moderator: Eric Boyrivan

06-11-08/8:00 a.m. CT

Confirmation # 8403876

and report upon information of value, specifically in the document and e-mail populations of large organizations, and to do this with the highest levels of reliability, quality, professionalism and consideration to customized work flow for end user customization remain historically of paramount importance to us.

The second domain encompass structured information that existed predominantly in financial applications, transactional systems, human resource environments, as well as in retail and manufacturing platforms.

An approach to making information derived from these information sources required a unique talent base and different software capacities over the strategies taken to meet the needs of handling unstructured information.

Only recently has the target of discovery turned to this information type, yes, in a significant way.

Recent situations of world trading investigations, anti-trust related discovery requests, accounting, fraud and class action demands provide illustrations of the importance of the services and product lines.

The reality is that in order to properly address the needs of eDiscovery, both approaches must exist in parallel.

In order to address the demands of modern discovery from an unstructured perspective, the industry developed the electronic discovery reference model, or EDRM. It is this model that addresses the supply chain, if you will, for eDiscovery.

FTI CONSULTING

Moderator: Eric Boyrivan

06-11-08/8:00 a.m. CT

Confirmation # 8403876

FTI’s technology segment, while adhering and adopting the workflow and definitions of EDRM, found it necessary to create additional workflows and protocols in support of our clients’ needs in structured information discovery.

If we could now turn our attention to the graphic provided on the Web, which highlights our approach from several perspectives in building products and aligned consulting offerings oriented to meeting the individual and coupled aspects of discovery.

In examining this demonstrative, you will notice axes on the left side of the page indicating specific industry and situational and experience that we have developed to give our clients access to consulting resource who have specific depth of experience in vertical industry oriented eDiscovery, including financial services, manufacturing, retail, pharmaceutical and transportation.

We believe the industry knowledge combined with our broad eDiscovery skills provides clients with a customized and (bespoked) approach to meeting their specific business challenges involving discovery.

Notice on the right axis the change in approach associated with unstructured versus structured information. We contend that this ability to cover both sides of the eDiscovery spectrum is critical to successful operation in the space.

In examining the two workflows, please notice the differences in processes between each approach as unique consulting and product capabilities are required to perform many functions. A standardized approach simply does not work.

Our goal in providing this demonstrative is to provide you with familiarity to our combined approaches in each stage of the dual workflows so as to map our progress in being able to service the end-to-end needs of our customers through all aspects of discovery.

FTI CONSULTING

Moderator: Eric Boyrivan

06-11-08/8:00 a.m. CT

Confirmation # 8403876

As you can see, FTI’s software portfolio has been engineered and planned over time to complete our coverage in a comprehensive manner of each workflow in the face of evolving client demand.

Today’s announcement takes our business several steps forward to achieving our vision. It accelerates our ownership and ability to license critical software IT within both the unstructured and structured value chains for eDiscovery. It helps corporations, their stakeholders and advisors identify, manage and analyze their continuously broader set of critical information in the enterprise. It accelerates the influence and amount of license and data processing based revenue streams for us and establishes a world class infrastructure specifically addressing the market’s need for research and development of currently needed and breakthrough products.

As you know, FTI’s technology segment is widely recognized as a leading provider of software and services in the eDiscovery marketplace, both in on demand and on premise formats, as I noted before.

It’s a large market for software and services with excellent growth prospects, both in the U.S. and offshore, the software component of which is expected by industry analysts to more than triple in size over the next five years.

It is undergoing dynamic change as evolving litigation industry wide investigations, compliance obligations, and global operations force organizations to manage increasingly diverse and remote information.

We believe FTI is ideally positioned to benefit from these trends with consulting, R&D and operation spread to strategic global locations backed by a software as a service and processing infrastructure capable of follow the sun operations, and we intend to continue to be the leader with highly tuned and relevant products and services, innovative technology paths and unparalleled commitment.

FTI CONSULTING

Moderator: Eric Boyrivan

06-11-08/8:00 a.m. CT

Confirmation # 8403876

After several years of post collaboration, we acquired Ringtail in 2005, a true watershed event for FTI. Subsequent development by our team of software engineers as well as battle tested applications in the most important and complex eDiscovery cases has solidified FTI’s technology and suite of software products as the true leader in the space.

With a reputation for being able to scale for the analysis and review in the industry’s front page matters with massive amounts of highly complex and multi-lingual data, Ringtail has earned a reputation in the marketplace as the world’s leading eDiscovery platform and has also been instrumental in driving our software as a service or on demand model.

This highly scalable and leverageable model has allowed us to rapidly grow our technology segment, growth of 70 percent in our most recent quarter, and changed our economic model from being primarily a consulting practice to a software and software as a service provider.

Our model now has almost 70 percent of its revenue derived from licenses, user fees, hosting fees and other related technology revenue streams.

Attenex and Endeca build on our existing platform across two very important dimensions. As Jack said, Attenex reinforces our leadership in the market as it currently exists by strengthening our end-to-end solution within the EDRM with its primary focus on allowing us to offer clients rapid and non-linear techniques to analyze vast document storage, specifically focused on time sensitive situational response, while our strategic relationship with Endeca gives us an enabling technology to broaden our service lines across the structured domain and manage all types of data, an issue that very few of our traditional competitors are currently addressing.

FTI CONSULTING

Moderator: Eric Boyrivan

06-11-08/8:00 a.m. CT

Confirmation # 8403876

As we’ve told you in the past, our strategic goals for the technology segment are to increase our leadership in the eDiscovery market through thought leadership and creating service lines and products responsive to what we hear the market is asking for, to continue to expand our proprietary intellectual property, to accelerate the penetration of the corporate market for in-house eDiscovery processing, and to continue to grow through our direct sales efforts while expanding our newly-formed channel partner distribution strategy.

The Attenex acquisition is consistent with and is a major step forward on all of these fronts. Founded in 2001 and headquartered in Seattle, Attenex is widely recognized as a leading software in the eDiscovery industry with proven products, patented technologies and a reputation for developing innovative, cost effective solutions.

The firm is staffed by 110 of the most well regarded professionals in the industry with years of experience and a reputation for excellence. This is clearly demonstrated by the firm’s client list with leading clients in the U.S. and abroad.

In addition, the firm has one of the premiere partnership programs in the industry, Attenex Advantage, which includes in its membership 23 of the market’s leading eDiscovery service providers across the world.

The combination of FTI Technology and Attenex brings two of the leading industry participants together to create the most robust eDiscovery capabilities bridging rapid or non-linear and traditional linear review platforms and approaches within a single organization, now supported by more than 570 people representing what we believe to be the largest teams dedicated to the discovery market.

Attenex significantly expands the technology segment’s eDiscovery capabilities, meeting the needs of corporate and legal clients worldwide for M&A and second request engagements, as well as large scale investigations, litigations and disputes based on the rapid and non-linear review of electronically stored information.

FTI CONSULTING

Moderator: Eric Boyrivan

06-11-08/8:00 a.m. CT

Confirmation # 8403876

The Attenex solution compliments the existing Ringtail platform by providing a rapid information analysis and delivery system coupled to Ringtail’s proven high capacity detailed review redaction and production capabilities.

Taken as a whole, the Ringtail-Attenex combination moves FTI towards the capability of providing the marketplace with an end-to-end software solution as we now have ownership of technology for the most critical steps in the electronic discovery reference model, providing clients with a single source industry-best solution to many of their needs.

The acquisition will not only broaden the products we can offer but also the markets we can address. Historically our technology segment’s client base has consisted primarily of the world’s leading law firms, including the (Amlaw 100) and (Magic Circle) in the U.K.

While these firms will continue to be a major driver of our business, there’s growing demand from large corporations who want to manage their eDiscovery processes in-house behind their firewall to save money and minimize risks.

With our acquisition of SDI earlier this year and now the acquisition of Attenex, we are squarely positioned to succeed in that market since Attenex brings with it a software solution highly complimentary to the Ringtail product line which can be installed as a hosted solution in our own or in our channel partners’ data centers around the world, or within the corporation as an in-house solution and behind the company’s firewall.

Attenex also meets our goal of further expanding our proprietary intellectual property portfolio. With 14 issued and 12 filed U.S. patents and three issued and 26 filed international patents, the Attenex software suite is a major step forward in this area that will provide the technology segment with a wholly-owned integrated software offering across a broad section of the EDRM.

FTI CONSULTING

Moderator: Eric Boyrivan

06-11-08/8:00 a.m. CT

Confirmation # 8403876

This is in contrast to many leading vendors who license the majority of their technology and allows us extraordinary capability to responding to market changes and demands in a real-time basis.

Collaboration has already occurred between these two companies as evidenced by the February launch of review power which combines aspects of the FTI Ringtail and Attenex software suites for the corporate and law firm on premise market into a seamless chain for rapid information analysis and eventual production.

As with all of our acquisitions, we will look to uncover and aggressively exploit cross selling opportunities for Attenex, not only within the technology segment but across other segments of the company as well.

As part of FTI, Attenex will have access to FLC’s extensive content network and engagements, providing significant new opportunities to drive sales of their products to our existing client base needing to leverage rapid review in disputes investigations and litigation.

From its location in Seattle, Attenex will bring us 50 superb engineers focused purely on R&D and also provide us with access to one of the most talented pools of software developers and sales people in the country, further enabling us to accelerate our development efforts, to extend our product lead over our peers.

Similar to most of the acquisitions FTI has completed, we have the pleasure and benefit of working closely with Attenex for the past four years.

FTI CONSULTING

Moderator: Eric Boyrivan

06-11-08/8:00 a.m. CT

Confirmation # 8403876

Over the course of that time, we have become very familiar with their people, their technology and their culture, which we believe is an excellent fit with our own. We couldn’t be happier with the quality experience or reputation of the people who will be joining our company.

Let me now turn to the other dimension which has such significance for the future of our business and leads to my discussion about the strategic partnership agreement that we just signed with Endeca.

That’s the ability to balance our approach across the unstructured and structured domains, interrogate, acquire and manage the entire data set of a corporation, and this stems from a C change in the litigation environment regarding the data employed in litigation.

Traditionally, discovery has focused on establishing or refuting liability, who did what and who knew about it. This type of information is likely to be included in correspondence, memos and documents found in e-mails, computer hard drives and the like.

This is unstructured data and is estimated to represent only about 30 percent of the total available electronic information residing in corporations. This is the domain where most of the eDiscovery industry plays today.

Increasingly because of revisions to the Federal Rules of Civil Procedures, litigators and our clients are demanding information such as financial reports, invoices, trading information, transactional data, and human resource reports that are not found in e-mail servers and desktops, but rather are distributed throughout the enterprise in disparate databases, ERP systems, HR, CRM and payroll systems, and so on.

This structured data represents the vast proportion, estimated to be as much as 70 percent of corporate information and has traditionally not been tapped as part of the eDiscovery process.

FTI CONSULTING

Moderator: Eric Boyrivan

06-11-08/8:00 a.m. CT

Confirmation # 8403876

What’s required is a common window that gives us a full view of the full set of the critical set of structured and unstructured data residing in distributed databases and repositories and must be identified and analyzed in the event of litigation, investigations, M&A and other corporate events fraught with risk.

It is crucial to understand the relevant IT systems, how to acquire the data and protect it in an enterprise-threatening situation and how to use it to resolve the business issue.

That’s precisely what Endeca’s information access platform, or IAP, is. Under our strategic partnership agreement with Endeca, we will build applications using Endeca’s IAP for clients who face these types of challenges.

Our financial and enterprise data analytics business, which is over 60 people strong and rapidly growing, will deploy the Endeca framework into its client prospect base. We have already been working closely with Endeca and have in fact already developed an application which will be deployed within the very near future that will allow our clients to review both structured and unstructured data from multiple separate databases that contain related information. These databases are each unique and are not joined in any fashion.

This application and its usage will be revolutionary in that our client will be able to see all product-related information simultaneously rather than being required to dig through and learn the nuances of each individual dataset. This will allow attorneys and the companies to review the information much more quickly and efficiently with one combined view into seemingly unrelated information, thus providing significant potential cost savings to our corporate clients.

This is a clear example that illustrates our differentiation in the market. FTI was uniquely able to support the client in this situation because of the strength of our technology to manage the breadth and scale of data and the full scope of data processing, all of which was leveraged by our unequaled experience in the legal process and domain expertise in the industry.

FTI CONSULTING

Moderator: Eric Boyrivan

06-11-08/8:00 a.m. CT

Confirmation # 8403876

We will be dedicating significant resources to develop applications for other litigation and regulation-intensive industries, such as financial services, retail and manufacturing.

I’ll close up by summing – I’ll close by summing up how the combination of Attenex and Endeca serves to differentiate us in the market.

First, they reinforce the comprehensiveness and completeness of our solutions in terms of their end-to-end span of the EDRM continuum as well as being able to manage all types of enterprise data, both structured and unstructured.

We are and will be the leader in this rapidly-evolving market, and we have the market knowledge, engagement experience, the deep bend strength of professionals, and the proprietary intellectual capital to succeed.

Second, they advance our efforts to own the IT at the heart of eDiscovery and throughout the life cycle of demand. It is our contention that we are best served in owning IT that we can acquire so as to be highly responsive to our client needs and the dynamic nature of our business. It is our intention to continually create our own IT through our own development efforts as well as through partnerships and acquisitions.

Finally, we are integrating and partnering with some of the best minds in the eDiscovery industry to drive market awareness. Because of our leadership, we not only see where the market is going, we are serving to create the market and shape its trajectory, and as a result of all this, we are well ahead of everyone and intend to build that leadership and differentiation.

FTI CONSULTING

Moderator: Eric Boyrivan

06-11-08/8:00 a.m. CT

Confirmation # 8403876

Those are all my prepared remarks, so I’ll turn it back to Jack for his concluding comments.

Jack Dunn: Thank you, David, and thank you for that excellent presentation.

I hope that that gives you some idea and insight into why we’re so excited about these two developments, but also some insight into the great professional leaders we have here at FTI. We’re very proud of what David has built, and each of our divisions has leadership that mirrors that of David.

In closing, these two developments really go to our very core. Consistent with our core competencies and our core beliefs, they are gold standard new partners for us. They are innovators in their field. They have a proven track record of saving time and money for their clients. Above all, they have strong loyalty to those clients, and that loyalty is requited by strong loyalty back. We couldn’t be more pleased to welcome Attenex and Endeca to the FTI family, and with that we’d like to open it up to your questions.

Operator: Thank you. To ask a question, please press star one on your telephone keypad. If you are using a speakerphone, please make sure the mute function is turned off to allow your signal to reach our equipment. Again, that is star one for questions.

We’ll go first to Arnie Ursaner at CJS Securities.

Arnie Ursaner: Hi. Good morning. A lot of information there to absorb. A very quick question on the total on-demand corporate customers that they have and the 23 partners that you have in Attenex Advantage. Are most of these contracts annual recurring revenue type contracts? Are they sort of (per se) contract? Can you give us a little more feel for how the revenue growth for these contracts could grow?

FTI CONSULTING

Moderator: Eric Boyrivan

06-11-08/8:00 a.m. CT

Confirmation # 8403876

David Remnitz: Yes, Arnie, what we typically see is that these licenses – the license rights are driven by a dynamic need, which seems to continue into a longer term relationships, and we’re seeing a significant amount of stickiness both in the Ringtail product line and the Attenex product line.

So what we expect here is that both at the service provider level and the corporate customer level that there will be continued renewed licensing stream coming from those relationships.

Arnie Ursaner: And how do you expect to broaden that hundred? What sort of – do you have a goal of, you know, two, three, four years out what that number might be and what sort of revenue potential Attenex might create?

David Remnitz: Arnie, we expect that this trend will follow our overall industry growth and market trends that we’re predicting somewhere between 28 and 32 percent growth across the sector, so we believe that that model – the model to adoption will follow that, at least in the first one to two years.

Arnie Ursaner: And as a software model, I assume the incremental margins are quite high, well above even the technology segment average?

David Remnitz: I think that the margins within this business are in line with the expectations of our overall software as a service and license based revenue streams.

Arnie Ursaner: I’ll jump back in queue. Thanks very much.

Operator: Next we’ll move to Tim McHugh at William Blair.

Tim McHugh: Yes. Just wanted to ask about – you mentioned your growth expectations going forward. How fast has Attenex been growing historically and thus far in 2008?

FTI CONSULTING

Moderator: Eric Boyrivan

06-11-08/8:00 a.m. CT

Confirmation # 8403876

David Remnitz: Attenex has been growing in line or in lock step with the growth that we’ve experienced as a eDiscovery business.

Tim McHugh: OK. And then as you look forward here, does this fill in, you know, you spoke about the – or spoke about the breadth of services and software you have now. Are there still further acquisitions that you might think of perhaps to work further on the structured data piece?

David Remnitz: Yes. We are continually analyzing this market and looking for opportunities, both through mass hire as well as that two acquisitions.

Jack Dunn: And also, like the relationship we have with Endeca, there are other joint ventures and partnerships we can do to also fulfill that spectrum.

Tim McHugh: OK. And then lastly, any comments on, you know, historically you’ve talked about evaluating as always the opportunities to enhance shareholder value and thinking about this segment and the underlying value of it. Can you update us on your thoughts following this?

Dennis Shaughnessy: Yes, hi. It’s Dennis. I think clearly the acquisition of Attenex and then coupled with what we think is a very exciting license and development partnership with Endeca positions the company to obviously, you know, have a broader, deeper technology deck.

It clearly would allow it to function independently very successfully in the marketplace, and I think as we’ve told you, our job is to maximize value for shareholders, and I would think that this year we would have to look very hard now that we’ve, you know, sort of broached some of the hurdles that we thought would become necessary for the company to really prosper independently. We have to look very hard at trying to see what the best way to unlock that value would be.

FTI CONSULTING

Moderator: Eric Boyrivan

06-11-08/8:00 a.m. CT

Confirmation # 8403876

Tim McHugh: OK. Thank you.

Operator: Next we’ll move to Tobey Sommer at SunTrust Robinson Humphrey.

Tobey Sommer: Thank you. I’d like to ask you a question about the area of data that you really haven’t tapped that you’re now going to through this partnership.

In terms of the percentage that you list in the press release certainly looks like that’s the majority of data, and it sounded like you had a couple of recent examples, road trading, where you’ve got to get at these applications behind the firewall.

Is it your expectation that that avenue of growth could perhaps exceed the overall rate of growth for the industry?

David Remnitz: Well, within that sub focus in the business, Toby, we are seeing growth that is beating the type of overall, I guess, averages in the business. So we think that within our financial and enterprise data analytics business, which is focused on that structured information side, there is significant up side to continual growth.

Tobey Sommer: And I was just curious, how did you get the relationship to begin with? Did you in fact through the course of some projects where you had to tap this kind of data develop a working relationship within your partner?

David Remnitz: Yes. We’ve had – we’ve been working in this area for the last, I would say, four to five years, Toby, and there have been many cases where we have had to pioneer proprietary technologies in-house. We were looking for an industry grade and cutting class type technology to push us to the next level of operation.

FTI CONSULTING

Moderator: Eric Boyrivan

06-11-08/8:00 a.m. CT

Confirmation # 8403876

So that’s how the relationship began.

Jack Dunn: That’s really how we found Ringtail, right, David? And we always continue to look for the best people to bring to our clients, and then sometimes we’re lucky enough to have them join us.

Tobey Sommer: And over time, I’ll finish up on this and I’ll get back in the queue, on two notes. One, is this an area that ultimately is an area of technology and a corporation that you may want to own outright, and then secondly, on a different note, outside of the technology unit, I was wondering if you are continuing to see growing demand and opportunity for margins and pricing in the restructuring area. Thank you.

David Remnitz: Let me answer, then, the first question.

We are certainly – I think our philosophy in the acquisition market is to get to know an organization extremely well, get to know its people, its culture, its capabilities, and spend a very good amount of time proving the concept in the market.

So I think on a continual basis as we enter into strategic partnerships and relationships, we will evaluate our intent longer term as to what our relationship should be over time.

Male: With regard to restructuring, (dom).

Male: The margins in the restructuring continue to be strong. The business itself, anybody reading the papers can see that there’s been a big pickup in defaults. The activity in our practice is doing extremely well, and as is our competitors.

FTI CONSULTING

Moderator: Eric Boyrivan

06-11-08/8:00 a.m. CT

Confirmation # 8403876

The restructuring business has always been a higher margin than some of the new businesses that we created that we’ve spoken about on prior calls to fill in the gap while the restructuring business was in a rebuilding phase.

So (here which) that practice would continue to be strong in the margins to reflect that strength in the marketplace. It’s not a business where historically discounting has been the way to win clients. It’s, you know, excellent service (of course) here. You’re betting the ranch on the team that you bring in. So it’s seldom that we have to win that with price.

Tobey Sommer: Thank you very much and congratulations on the acquisitions.

Male: Thank you.

Male: Thank you.

Operator: Our next question comes from David Gold at Sidoti.

David Gold: Hi, good morning.

Male: Good morning, David.

Male: Good morning, David.

David Gold: A couple of questions, first on integration, the timing that you think it takes if much is necessary or is it more about sort of introducing the folks that don’t know each other?

Male: We know this organization in reference to Attenex extraordinarily well. We have spent several years getting to know the people, getting to know the capabilities. So we believe that a good deal

FTI CONSULTING

Moderator: Eric Boyrivan

06-11-08/8:00 a.m. CT

Confirmation # 8403876

of the integration or getting to know the organization is behind us. Certainly, there are nuances to integrating back offices sales and marketing and development efforts which will be underway once we complete HSR compliance.

Male: Yes, as Dennis likes to say the best environment for integrating a company is when you have too much work because it keeps people’s minds focused on the important stuff. And, I think, we’re doing to do very, very well with this, as we did with Ringtail before it.

Male: Yes, David, our R&D people have been developing applications in partnership with Attenex, you know, for years now. So there’s deep personal roots between the two companies. And I don’t think we anticipate much of an integration issue here.

David Gold: OK and then, is there anyone else out there, these days that could provide the full suite of services that you can now provide after the acquisition? Or are you guys far and away the biggest in sort of the (full of service).

Male: David, we think, in combining the human capital base that we’ve built in professional services that have extraordinarily deep vertical and horizontal capabilities with the software engineering, R&D and marketing muscle we’ve now put forth that we are at the front.

David Gold: Got you. Got you. And one last one, if you’ll just indulge me, SMG, I was just curious if you could give a little bit of an update there on business trends, given some softness in real estate.

Male: Sure. Number one, David, I’m happy to stay that all of the acquisitions that we’ve closed in 2008 are running at (our at a plan), so, I think, we’re across the board happy. SMG, you know, has, as you’re reading, you know, every day in the paper, you know, SMG has about three lines of business, one is the retained business, which is the highest percentage business and that’s growing, as usual.

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The transactional business, which is with, I think, you would be referring to has clearly slowed down. The, you know, the people at SMG represent a lot of capital sources from offshore. They’re representing the sovereign funds. A lot of the deals they’re working on people are waiting to see if cap rates change and therefore, there’s a lot of liquidity sitting on the side lines.

We recently got in some new transactional assignments, so the business is starting to pick back up, but that phase of business would be slower. And then, finally, where they’ve been able to make up for the transactional business very quickly through the integration with us is in the crisis work. As you can imagine, applying their expertise to the restructuring opportunities that one, we’re all ready in, is invaluable.

And then two, you know, the talent that they have on the front end of the deal usually meshes with our people, you know, and we’re now pitching joint deals together. They’re picking up crisis work, restructuring work with us. And they’ve been able to offset slowness in the transaction.

So we’re very pleased. And I have to tell you they have been the easiest guys to integrate in terms of culture, the geographic proximity and the seamless that their domain expertise exists with our existing people has been very, very, you know, satisfied. So we’re very pleased so far in spite of an obvious slow commercial real estate market.

Male: You know, David, also, you know, when we announced this acquisitions we went into this, you know, with our eyes wide open. We were aware of where the real estate market was going and that was reflected in our price negotiation, and frankly, our ability to get such a great team.

You know, they were available and we grabbed them, and, you know, we’re making investments in them. And, you know, where their a typical transaction business may not as strong and robust as it’s been, internally, the marketing that they’ve been doing has created a lot of cross market – cross practice opportunities where they have been imbedded in several of the corporate finance projects, I particular.

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So, you know, we – they’re operating as expected. We knew it was going to be a challenge and that was one of the first things we had to get comfortable with before we went forward with the acquisition and, you know, we’re pleased with the acquisition.

David Gold: So it would be fair to say then that it’s not performing any worse than you might have expected on the way ((inaudible)) maybe even a little better.

Male: It’s performing right at plan. And, again, I think, they’re proving to be the easiest group we’ve ever acquired to cross sell and so that’s probably performing ahead of plan.

David Gold: Terrific. Thank you all.

Male: Thank you.

Operator: We’ll move next to Brandt Sakakeeny at Deutsche Bank.

Brandt Sakakeeny: Thanks. Good morning.

Male: Good morning.

Brandt Sakakeeny: A question regarding, I guess the actual production of documents, I think, when we’ve talked to customers, one of the things they’ve cited consistently is a need to provide sort of a cross functional smooth transition from sort of finding responsive documents to then (TIFing) them to then producing them and then making sure that at each stage, data aren’t lost. What – does the acquisition or the alliance do anything to improve that stability in the process? Or would you say, David that even that that’s really not a sort of critical component of the software?

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David Remnitz: No, we view that as a critical component. In fact, our review power technology that we introduced several months ago was designed at accomplishing several objectives to that point, Brandt. First, to streamline the process, control and provide assurance and reduce the cost in the chain between processing, production and presentation. So we have built all of that technology that can be coupled into the Attenex front end plant that allows that stove-piping or pipelining if you would.

Brandt Sakakeeny: OK. So (TIF) on the fly, and those modules would sit on top of this – that pipe, is that what you’re saying?

David Remnitz: That’s correct. These are all integrated as modules, they’re supply chain modules that feed one another.

Brandt Sakakeeny: OK. Perfect. Thank you.

Operator: Next, we’ll move to Randy Hugen at Piper Jaffray.

Randy Hugen: Thanks. Could you give us an overview of the corporate install market, how it’s different maybe from the rest of the e-discovery market and maybe some information on the relative size?

Male: From the corporate perspective, Randy, if you’re referring to specifically the Attenex transaction or from a broader perspective, I think, what we’re seeing here is that it’s a continual evolution, that over the last several years where outside council was truly leveraged for this type of work with a service provider of choice, there has been over the last, I would say, 12 months, 12 to 18 months a significant shift into corporations putting in direct request to organizations like our own for consideration in an RFI or RFB to insourcing a lot of this.

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We’ve been focusing a significant amount of our attention in developing products that can be placed within the four walls of the corporation and can be used as a full insourced end-to-end platform.

Randy Hugen: And then, I guess, have you seen any movement towards more of a permanently installed solution as opposed to something that comes up just when a specific project emerges?

Male: Yes. We are seeing a trend to – with the larger corporations, I would say in the Fortune 50 to consideration for permanent installations of what I’ll call medium volume capability, whereby they would leverage an outside provider or an ASP where the volume or the capacity got beyond the internal means.

Randy Hugen: And then, I guess, how ultimately is that going to be contracted? Is it going to be something with an annual renewal, where you have a little more visibility than maybe some of the other more project based situations?

Male: Yes. We would be looking at multi month to multi year renewal right contracts for those types of installations. Also, with volume limitations and volume charges depending upon how the end user consume the product.

Randy Hugen: Great. And then just back to the competitive landscape, I know you said that you think you have the broadest solution now, is there anything else that you can point to kind of how you differentiate yourself and the competitors.

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Male: I think all it takes is looking at the front or second page of the New York Times, the Wall Street Journal, the FT, the majority of those matters that involve electronic information or matters that we are dealing with today. That is an extraordinary differentiator for us. And that shows the market’s respect and movement towards this brand’s reputation.

Randy Hugen: All right. Thanks and congratulations.

Male: Thank you.

Male: Thank you.

Operator: We’ll go next to Bill Sutherland at Boenning & Scattergood.

Bill Sutherland: Thanks, good morning. The rules of (sell procedure), the impact from that, David is that – is there still a lot more impact to come, in your mind?

David Remnitz: I think it’s continually evolving. It’s, you know, relatively new in terms of its development. But we are seeing a significant market respect for the change and that corporations are – have become extraordinary sensitive to the requirements of e-discovery consideration out of the gate in any contemplated or foreseen litigation event. They are becoming and have become hypersensitive to issues of quality and the ability to rely upon the results of electronic discovery efforts. We’re even seeing it touch overseas with organizations that have footprints in the U.S. but operations offshore that are beginning to have sensitivity and have raised this as important.

We have had a team that that have been extraordinarily involved consideration towards the new federal rules. We have (Adam Cohen) on our team who co-authored the treatise on e-discovery from a legal perspective while he was at (Weil Gottchal) historically. So we understand these issues at a very deep level.

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Bill Sutherland: OK. Thank you. And the deal that you have, the partnership, I should call it, with Endeca are there any financial components to that?

Male: Yes, there are but those are not being disclosed at this point in time.

Bill Sutherland: OK. And then another financial question, the 88 million transaction purchase price does that have any back end components?

Male: No, it’s all cash. No stock. No earn outs.

Bill Sutherland: OK. Great. And then, last, it would be helpful to me perhaps to understand with one example how the Attenex and the Ringtail kind of platforms would be used in a complimentary way and one in just a hypothetical assignment.

Male: Certainly. A great example in how we use it on a day-to-day business now is in transactions that are going through second requests. This is where we’re working with one or both companies going through a DOJ demand, in that the timeline requirements of responding to justice with potentially responsive information or documents requires the use of a rapid front end that can sort through and make sense of vast quantities of electronic communication. We use the Attenex platform for that front end vehicle. And then, we stove pipe it down using some of our built end processes and proprietary technologies into the Ringtail environment for what I’ll call deep dive review and eventual production.

Bill Sutherland: OK. That’s great. Thank you.

Operator: Next, we’ll move to Kevane Wong at JMP Securities.

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Kevane Wong: Hey, guys, congratulations. I – first if you could help me understand a little bit more on the structured side of the world as far as how much of proprietary products you have in the structured space at this point? Or is it really through Endeca and other guys products that you’re pulling, because you’re addressing that market.

And also, who are the competitors in the structured side of the space?

Male: Yes, let me comment on that. As I said, we’ve been in the structured business from a consulting standpoint, as well as from a software development or creation of IP for the last four years or so, if not a bit longer. So we have a very deep understanding of that market. We have crafted internal products that our consulting teams leverage in structured data recovery and analysis. Those are products that we’ve not to brought to market which are in the development queues. We had expected to bring those to market in the coming six to 12 months.

What the Endeca platform gives us a leap frog effect in being able to leverage upon what I call the industry standard in structured data collection and analysis. So we were looking for that type of infrastructure to lay additional applications upon.

Kevane Wong: And there’s no – Endeca consults out to other guys, as well? There’s not a proprietary – they’re not locked up with just you guys, right?

Male: That is correct at this time.

Kevane Wong: Got you. And who are – are there other comps that really standout in that space? It sounds like you’ve developed a lot yourself. And you’re saying you had to really work to build those as you were going through your own projects. Who else sort of sits in that space?

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Male: I would tend to say that one of the organizations that sits in that space is the (Autonomy) Company.

Kevane Wong: OK. So they’re also (in structured) as well, then?

Male: Yes.

Kevane Wong: Got you and in the (in structured) space, you know, a couple of quick things, one it seems like there’s a good opportunity to leverage a sales channel as you guys sort of focus on different channel for sales. I wonder if you can address that? As well as on the cost savings, are you planning, basically, on merging all of those offices in (Sharon)? There’s a strong overlap as far as those costs. If you can address, a bit, as well, that would be great?

Male: Yes. We’re looking for, I guess, they’d call it bidirectional effect. There may be opportunity here to optimize the platform co-locating whether they’re R&D or sales resources in strategic geographic locations. So we will be paying significant attention to that over the next six to 12 weeks and making some of those moves to make the platform more efficient.

From the sales and marketing perspective, we certainly will look to rationalize the effect of the transaction into the business, and combine the best of what we each bring into the market. I think there’s extraordinary opportunity for us on the upside to cross sell the services, not only between – within the technology segment, but within the broader FTI framework. And we’re certainly looking forward to that upside opportunity downstream.

Dennis Shaughnessy: Kevane, this is Dennis. The acquisition of the research team in Seattle is, you know, one of the most valuable assets of the company. We – our people really look forward to a closer relationship with them, sort of under our tent now. And there, we will be looking to grow that and not, you know, say because we think it’s clearly the future course that the ((inaudible)) is going to have to go.

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Kevane Wong: Got you. Perfect. All right, thanks guys.

Male: Thank you.

Operator: Our next question comes from Amy Ruderman at Oppenheimer.

Amy Ruderman: Hi. Good morning. Just a couple of questions on Endeca on the relationship with them. Can you tell us, that partnership what’s the duration of it? And how binding is that relationship?

Male: The duration of the partnership is a – it’s a multi-year partnership.

Male: How binding is it?

Male: And from a binding perspective, it allows us to develop proprietary technologies and work hand-in-glove with Endeca in this level market and in the e-discovery space.

Male: We’ll be taking Endeca core technology and developing applications for it that are specific into these industries. We’ll be doing it, partnering with Endeca on work and we’ll doing it under our own R&D auspices. Obviously, any of the IP that we develop on an application basis, you know, would be proprietary to FTI.

Male: Yes, this is not a casual marketing or cosmetic relationship. This is a serious go to work thing as we have with Ringtail and as we had with Attenex before that. This is serious stuff.

Amy Ruderman: And you said you’re not disclosing the revenue sharing?

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Male: Correct.

Amy Ruderman: How big is the company in terms of number of employees and revenue?

Male: Endeca?

Amy Ruderman: Yes.

Male: They’re a private company and I think we couldn’t give out that information.

Amy Ruderman: OK. Thank you very much.

Operator: Next, we’ll go to Mark Bacurin at Robert W. Baird.

Mark Bacurin: Good morning. One quick one and one more strategic one. On the – in the press release, you mentioned that you expect the Attenex acquisition to be accretive in ‘09. I just want to confirm, it said after intangibles so I assume that’s on a GAAP EPS basis?

Male: Yes.

Male: Yes.

Mark Bacurin: OK. Perfect. And then, just bigger picture as it relates to e-discovery. It’s my understanding that still a big chunk of that market today the revenues fall in the review process, which is the human intervention part. And that’s largely because that’s what the courts sort of require today that human eyeballs see most of the review work.

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Just curious over time, it seems that if technology gets better and better more of that review work will end up being done by technology and just curious what your thoughts are on how much of that market maybe five to 10 years down the road is more of a technology solution versus today where it’s more of a human solution.

Male: We think that that model will become outdated some time over the next two-and-a-half to three-and-a-half years. So we’re playing our bets that as technology becomes better tested, better accepted by the courts and regulatory agencies, that the human capital factor and traditional review will begin to diminish in that time window.

Male: And that would probably increase significantly the value of an FTI or another professional because the trade off is going to be for the courts to trust that non intervention is to have the protocols and the systems and the technology that standup.

It’s interesting, it was a great question because of the new federal rules, one of the things they do is begin to anticipate that kind of switch over from the massive human cost of doing the review, to doing it on more a technological basis.

Mark Bacurin: And, I guess, just as a follow up to that, as it relates to kind of the growth expectations for this market, you know, one of the reasons that market has grown is because of the high bill rates that are done on the human review side. As technology becomes more imbedded and a bigger part of the process, you know, can the market still grow at a 30ish percent type clip when you’re replacing, you know, high hourly wage type revenues with much more scalable technology driven solutions?

Dennis Shaughnessy: I mean I – it’s Dennis. I think it will grow faster. The reason is you look at a traditional hybrid offering in other industries in the past, what you see is as you diminish the personal touch and it becomes more of a technological solution it becomes embraced by more people. One, it becomes more affordable, often times, so you’re broadening market, you know, pretty dramatically geographically, actually.

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And then, you know, you have, you know, you simply have the ability to do more things with the technology, to broaden it out. Where if you look at this whole review idea first, you know, was driven by litigation. And so you had to have a heavy personal ((inaudible)).

Technology was developed to assist in the review. And now, technology, as David said, when you look at second request for the big mergers, you know, that we’re consulting on around the world, that’s become, you know, a predominantly technology driven review process, not a people driven review process because there – you know, you’re scanning for information and production managing it, producing it.

You know, you don’t need a legal sort of touch or judgment. So, it think, you know, there you’ve seen on step out from litigation which gave birth to this to now document management, but still within a regulatory context.

I think, if you sort of let your imagination run, you can turnaround and say OK, well, how will companies produce all of the regulatory information they need for compliance, be it, you know, with the FDAs of the world, you know, be it with regulatory bodies, where they have to pay licensing fees, taxes, things. I think, this technology as it goes forward will allow them, you know, to embrace it, you know, trust it and do more.

So, I think, traditionally these markets have outgrown the human touch, you know, and once they do they tend to explode.

Mark Bacurin: Great, thank you.

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Operator: We’ll move next to Adam Koser at Stifel Nicholaus.

Adam Koser: Good morning, guys. Do you have a 2007 EBITDA figure for Attenex?

Male: It’s being integrated directly into the company. It was a private company and we’re not releasing that.

Adam Koser: OK. Thanks and I think, this next question would be for Jack, outside of technology and restructuring, have you seen any development of trends since we ended the first quarter?

Jack Dunn: No, I think, the trends have continued, you know, the way we saw them at that time. Each of the markets are continuing to do very well. Especially, you know, when you look at the forensic litigation practice, again, outside the U.S. we’re still seeing tremendous growth there.

So, I think, we’re – we would certainly reconfirm what we said at that time, and we’re very excited about our prospects going forward.

Male: Yes, we feel – we have very good momentum. Momentum has continued. And, I think, that we’re very comfortable sort of looking into consensus of your estimates. While we don’t give quarterly guidance, we feel very comfortable looking at what you guys are forecasting us to do.

Adam Koser: OK. Thanks a lot.

Operator: And just a reminder, that is star one for questions. We’ll go next to Tobey Sommer, SunTrust Robinson Humphrey.

Tobey Sommer: Thank you. Two additional questions. One you mentioned that the midlevel volume may be handled, in some cases, by internal installations. And I’m curious, in the intervening

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period before the human intervention diminishes are your large clients and perspective customers for that type of installation, are they going to handle that work with the internal staffs, in terms of the human element? Or would you anticipate staffing or consulting firms to capture that human element for the internally reviewed mid level volume projects?

Male: Tobey, we’re finding a predominance towards the latter, in that these organizations, at least, at this point, in the evolution of the business have asked us to help in the staffing and oversight and creation of the customized workflow that could exist internally. I think, over time, we’ll be more so in the business or providing the best tools and functionality to the end customers in the corporate marketplace so that they will be able to in some parts, self service these applications in the coming years.

Tobey Sommer: OK. Now, I wanted to ask you a question about your international data centers, I know you – the London one has been up and running, and I wanted to get your experience there, as well, as in Asia. Perhaps you could comment on the customer mix that are using those international data centers. Is it multi national U.S. corporations? Or often cases, you know, domestic domicile European and/or Asian companies that are your perspective customers in those markets?

Male: I would say that, Tobey, we’re seeing a gradual shift. From a most recent perspective, I would tend to say that the majority of the organizations leveraging the data centers, whether they are onshore or offshore are multinational U.S. entities that are reacting to some sort of business event that has data or information in both or multiple locations around the world.

We are seeing a pick up in organizations that are truly domestically based in leveraging local data centers. So, for example, in the United States and in continental Europe organizations that are extraordinarily sensitive to data private provisions are keeping that data on shore. We’re also seeing that effect beginning in Asia. So we expect that that will continue.

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Tobey Sommer: At this stage, is it fair to say that that is a de minimis component to the segment’s revenue?

Male: Well, I would not say it’s de minimis. I would certainly say it is not a majority contributing, but it is growing.

Tobey Sommer: Are there – just curious, are there any catalysts similar to the change of federal rules of civil procedure that you see on the horizon internationally that could spur and enhance that demand in growth?

Dennis Shaughnessy: Tobey, it’s Dennis. I think we have certainly seen a change in the enforcement over by the European Commission on what we would call, you know, foreign corrupt practices. And that requires a lot of data collection and data management. And very often, you know, the targets are, in fact, European. They might multi nationals and they actually could have extensive operations in the U.S. but they would be headquartered in Europe, and that is clearly a driver of some business work there. As well as we’re beginning to see that in Asia, as well.

Tobey Sommer: Thank you and congratulations. It must feel good to be in the cat bird seat.

Male: Thank you.

Male: Thanks very much.

Male: Thank you.

Operator: And that does conclude the question-and-answer session. At this time, I’ll turn the conference back over to management for any closing remarks.

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Male: Well, I’d like to thank again everyone for being with us this morning. This is an incredible day for us, and just another sign of the evolution of our technology business, which many of you who have been with us for a while remember back in the days of 1998 and so when it was just a dream. With that, we will look forward to speaking with you at the end of the second quarter. And with that, I conclude the meeting. Thank you.

Operator: And that does conclude today’s conference. Again, thank you for your participation.

END